UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 04, 2010 (Date of earliest event reported)
Stillwater Mining Company (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

536 East Pike Avenue (Address of principal executive offices)		59019 (Zip Code)
4063738700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Stillwater Mining Company (the “Company”) was held on May 4, 2010.  The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal are noted below.

Proposal 1 – Election of Directors

The following nine directors were nominated to serve for a one year term expiring at the Annual Meeting of Stockholders to be held in 2011, or when their successors are otherwise duly elected and qualified.  The nine directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld

Craig L. Fuller	67,280,056	13,293,454
Patrick M. James	79,826,438	747,072
Steven S. Lucas	79,832,269	741,241
Francis R. McAllister	79,519,012	1,054,498
Ajay Paliwal	79,822,343	751,167
Michael S. Parrett	79,787,731	785,779
Sheryl K. Pressler	79,824,235	749,275
Mark V. Sander	79,526,870	1,046,640
Michael Schiavone	79,524,046	1,049,464

Proposal 2 - Ratification of the Appointment of KPMG LLP as Independent Registered Accounting Firm.

The stockholders were asked to ratify the appointment of KPMG LLP as Stillwater Mining Company’s independent public accounting firm for the fiscal year ending December 31, 2010.  The appointment was approved by the requisite vote of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain

88,327,888	522,686	225,933

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 06, 2010	STILLWATER MINING COMPANY

By: /s/ John R. Stark
John R. Stark
Vice President